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                                                                   Exhibit 10.17

                                ESCROW AGREEMENT

         ESCROW AGREEMENT, effective as of the ___ day of March, 2001, by and among certain of the shareholders listed on Exhibit A to this Escrow Agreement (the "Shareholders" or "Shareholder") of GLACIER CORPORATION, a Delaware corporation (the "Company"), SCHNEIDER SECURITIES, INC. (the "Representative") and COMPUTERSHARE TRUST COMPANY, INC. (the "Escrow Agent").

         WHEREAS, the Shareholders are the record and beneficial owners of ceratin of the Company's $.0001 par value common stock ("Common Stock") all as more fully reflected on Exhibit A to this Escrow Agreement;

         WHEREAS, the Company and the Representative of the several underwriters (the "Underwriters") intend to enter into an underwriting agreement (the "Underwriting Agreement") pursuant to which the Company will sell Common Stock in a public offering pursuant to the registration provisions of the Securities Act of 1933, as amended (the "1933 Act");

         WHEREAS, as a condition to closing the proposed public offering of the Company (the "Offering"), the Representative has required the Shareholders to deposit an aggregate of 500,000 shares of Common Stock owned by such Shareholders in Escrow with the Escrow Agent as reflected on Exhibit A (the "Escrow Shares"); and

         WHEREAS, the Shareholders wish to deposit the Escrow Shares in Escrow in order to fulfill the requirements of the Underwriting Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, terms and conditions hereinafter set forth, the parties to this Escrow Agreement agree as follows:

         SECTION 1. DESIGNATION AND DEPOSIT OF ESCROW SHARES.

                  a. The Escrow Shares to be deposited in Escrow pursuant to this Escrow Agreement consist of 500,000 shares of Common Stock of the Company and are owned of record as of the date of this Escrow Agreement by the Shareholders identified on Exhibit A.

                  b. On the date on which the Securities and Exchange Commission declares the Company's Registration Statement on Form S-1 (Reg. No. 333-_____) effective under the 1933 Act (the "Effective Date"), the Shareholders shall deliver to the Escrow Agent any and all certificates representing the Escrow Shares and a stock power endorsed in blank with a medallion guarantee. Promptly after the Effective Date, the Escrow Agent shall deliver a receipt therefor and, if requested by a Shareholder, a new certificate representing each Shareholder's share of Common Stock represented by the certificates delivered but which are not subject to this Escrow Agreement.

         SECTION 2. TITLE OF ACCOUNT. All certificates representing the Escrow Shares delivered to the Escrow Agent pursuant to this Agreement shall be deposited on the Effective Date
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by the Escrow Agent in an account designated
substantially as follows: "Glacier Corporation Escrow Share Account" (the "Escrow Account").

         SECTION 3. TRANSFER OF ESCROW SHARES DURING ESCROW PERIOD.

                  a. During the Escrow Period (as defined below) none of the Escrow Shares deposited in the Escrow Account shall be sold, pledged, hypothecated or otherwise transferred or delivered out of the Escrow Account except:

                           i.  transfers by operation of law;

                           ii. transfers of ownership certificates representing
                  the Escrow Shares, certificates for which have been deposited to the Escrow Account, shall remain subject to the restrictions imposed hereby, including those persons, if any, who become holders, by any means provided herein, of the Escrow Shares during the Escrow Period.

         SECTION 4. DURATION OF ESCROW PERIOD.

                  a. The Escrow Period shall commence on the Effective Date and shall terminate on the earlier of the date on which all Escrow Shares have been returned to the Shareholders pursuant to Sections 6(a), 6(b), 6(c) or 6(d) below.

                  b. This Agreement shall be of no force or effect in the event the Underwriting Agreement is not executed on the Effective Date in accordance with its terms.

         SECTION 5. RECEIPT OF DISTRIBUTIONS AND DIVIDENDS. During the term of the Escrow Period, if the Company issues any distributions, dividends, rights or other property with respect to the Common Stock, then, in such event, the Company shall be authorized to send evidence of such distributions, dividends, rights or other property directly to the Escrow Agent, which is hereby authorized to hold and retain possession of all such evidences of distributions, dividends, rights or other property until termination of the Escrow Period in accordance with Section 6 below. In the event the Escrow Shares are distributed to the Shareholders pursuant to Sections 6(a), 6(b), 6(c) or 6(d) below, then the Escrow Agent will distribute evidences of such distributions, dividends, rights, or other property in the form the Escrow Agent received such distributions, dividends, rights, or other property from the Company. If the Company recapitalizes, splits or combines its shares, such shares shall be substituted on a pro rata basis for the Escrow Shares. The Company will notify the Escrow Agent of the occurrence of the events listed in this section.

         SECTION 6. RELEASE AND DELIVERY OF ESCROW SHARES.

                  a. In the event the Escrow Agent receives written notice from the Representative and the Company confirming that the Company had pro forma (based on a full 12-month period for all acquired operations, giving effect to such acquisitions as if they had occurred on the first day of fiscal year 2001 and giving retroactive effect for the period


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         from the first day of fiscal year 2001 to the date of acquisition to prospective changes to salaries, bonuses, benefits, lease payments and other expenses in a manner consistent with that used in the preparation of the Unaudited Pro Forma Condensed Combined Financial Information of the Company set forth in the prospectus used in connection with the Offering) revenues exceeding $250 million and after tax net income of $6 million in fiscal 2001, the Escrow Agent shall return to each Shareholder a certificate for its share of the Escrow Shares as are listed on Exhibit A. The Escrow Agent shall return the Escrow Shares only to the person or entity named as the holder of record in Exhibit A to this Escrow Agreement, as modified by any transfers made pursuant to
         Section 3 above.

                  b. In the event the Escrow Agent receives written notice from the Representative and the Company confirming the Company had pro forma (based on a full 12-month period for all acquired operations, giving effect for the period from the first day of fiscal year 2002 and giving retroactive effect for the period from the first day of fiscal year 2002 to the date of acquisition to prospective changes to salaries, bonuses, benefit, lease payments and other expenses in an manner consistent with that used in the preparation of the Unaudited Pro Forma Condensed Combined Financial Information of the Company set forth in the prospectus used in connection with the Offering) revenues exceeding $300 million and after tax net income of $7.5 million in fiscal year 2002, the Escrow Agent shall return to each Shareholder a certificate for its share of the Escrow Shares as are listed on Exhibit A. The Escrow Agent shall return each certificate only to the person or entity named as the holder of record in Exhibit A hereto, as modified by any transfers made pursuant to Section 3 above.

                  c. In the event the Escrow Agent receives written notice from the Representative and the Company confirming that the Company has been merged or consolidated, or has executed a share exchange, with another company which is the survivor to the transaction or in which the stockholders of the Company own less that 50% of the outstanding capital stock of the surviving entity, or that the Company has sold all or substantially all of its assets and the relevant transaction was approved by the holders of a majority of the Company's outstanding voting securities exclusive of the Escrow Shares held hereunder, the Escrow Agent shall contemporaneously with the closing of any such transaction return to each Shareholder a certificate for his share of the Escrow Shares as are listed on Exhibit A. The Escrow Agent shall return each certificate only to the person or entity named as the holder of record in Exhibit A hereto, as modified by any transfers made pursuant to Section 3 above.

                  d. In the event none of the criteria for release specified in subparagraphs (a), (b) or (c) above is reached by the Company, the Escrow Shares shall remain in the Escrow Account until a date that is seven years from the Effective Date. Upon termination of the Escrow Period pursuant to the provisions of this Section 6(d), the Escrow Agent shall, as promptly as possible, return to each Shareholder a certificate for its share of the Escrow Shares as are listed on Exhibit
         A. The Escrow Agent shall return each certificate only to the person named as the holder of record in Exhibit A hereto, as modified by any transfers made pursuant to Section 3 above.


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                  e. At such time as the Escrow Agent shall have returned all
         Escrow Shares as provided in this Section, the Escrow Agent shall be discharged completely and released from any and all further liabilities and responsibilities under this Escrow Agreement.

                  f. The determination of the criteria described above shall be solely the responsibility of the Company and the Representative, and the Escrow Agent shall have no liability or responsibility therefor.

         SECTION 7. VOTING RIGHTS. During the Escrow Period, each Shareholder, or any transferee receiving all or a portion of the Escrow Shares of such Shareholder pursuant to Section 3 of this Escrow Agreement, shall have the right to vote in such Escrow Shares (to the extent the Escrow Shares have voting rights) in the Escrow Account at any and all shareholder meetings without restriction.

         SECTION 8. LIMITATION OF LIABILITY OF ESCROW AGENT. In acting pursuant to this Escrow Agreement, the Escrow Agent shall be protected fully in every reasonable exercise of its discretion and shall have no obligation hereunder to either the Shareholders or to any other party except as expressly set forth herein. In performing any of its duties hereunder, the Escrow Agent shall not incur any liability to any person for any damages, losses or expenses, except for willful default or negligence and it shall, accordingly, not incur any such liability with respect to (1) any action taken or omitted in good faith upon advice of its counsel, counsel for the Company or counsel for the Representative given with respect to any questions relating to the duties and responsibilities of the Escrow Agent under this Agreement, and (2) any action taken or omitted in reliance upon any instrument, including written notices provided for herein, not only to its due execution and validity and effectiveness of its provisions, but also to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed and presented by a proper person or persons and to be in compliance with the provisions of this Agreement.

         SECTION 9. INDEMNIFICATION. The Company, the Representative and the Shareholders shall indemnify and hold harmless the Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and counsel fees and disbursements, which may be imposed upon the Escrow Agent or incurred by Escrow Agent in connection with its acceptance of appointment as Escrow Agent or the performance of its duties hereunder, including any litigation arising from this Escrow Agreement or involving the subject matter of this Escrow Agreement.

         SECTION 10. PAYMENT OF FEES. The Company shall be responsible for all reasonable fees and expenses of the Escrow Agent incurred by it in the course of performing under this Escrow Agreement.

         SECTION 11. CHANGE OF ESCROW AGENT. In the event the Escrow Agent notifies the Company and the Representative that its acceptance of the duties of Escrow Agent has been terminated by the Escrow Agent, or in the event the Escrow Agent files for protection under the United States Bankruptcy Code or is liquidated or ceases operations for any reason, the Company


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and the Representative shall have the right to jointly designate a replacement
Escrow Agent who shall succeed to the rights and duties of the Escrow Agent hereunder. Any such replacement Escrow Agent shall be a trust or stock transfer company experienced in stock transfer, escrow and related matters and shall have a minimum net worth of $5 million. Upon appointment of such successor Escrow Agent, the Escrow Agent shall be discharged from all duties and responsibilities hereunder.

         SECTION 12. NOTICES. All notices, demands or requests required or authorized hereunder shall be deemed given sufficiently if in writing and sent by registered mail or certified mail, return receipt requested and postage prepaid and by facsimile or cable:

         In the case of the Representative to:

         Schneider Securities, Inc.
         1120 Lincoln Street, Suite 900
         Denver, Colorado 80203
         Attention: Thomas J. O'Rourke, President

         With a copy to (which shall not constitute notice):

         Dorsey & Whitney LLP
         370 Seventeenth Street, Suite 4400
         Denver, Colorado 80202
         Attention: Thomas S. Smith, Esq.

         In the case of the Escrow Agent to:

         ComputerShare Trust Company, Inc.
         1825 Lawrence Street, Suite 101
         Denver, Colorado  80202
         Attention: Margo Ankele, Vice President

         In the case of the Company to:

         Glacier Corporation
         1050 Seventeenth Street, Suite 195
         Denver, Colorado 80265
         Attention: Joseph A. Oblas, Chief Executive Officer

         With a copy to (which shall not constitute notice):

         Berliner Zisser Walter & Gallegos, P.C.
         1700 Lincoln Street, Suite 4700
         Denver, Colorado 80203
         Attention: Robert W. Walter, Esq.


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         In the case of the Shareholders to the addresses on the records of the
Escrow Agent.

         SECTION 13. COUNTERPARTS. This Escrow Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same Escrow Agreement. Facsimile signatures shall be accepted as original signatures for all purposes.

         SECTION 14. GOVERNING LAW. The validity, interpretation and construction of this Escrow Agreement and of each part hereof shall be governed by the laws of the State of Colorado.

         IN WITNESS WHEREOF, the Shareholders, the Company, the Representative and the Escrow Agent have executed this Escrow Agreement to be effective as of the day and year first above written.

                              COMPUTERSHARE TRUST COMPANY, INC.:

                              By:      ______________________________________
                              Title:   ______________________________________


                              GLACIER CORPORATION:

                              By:      ______________________________________
                                       Joseph A. Oblas, Chief Executive Officer


                              SCHNEIDER SECURITIES, INC.:

                              By:      ______________________________________
                                       Thomas J. O'Rourke, President


                                THE SHAREHOLDERS:

                                ______________________________________

                                ______________________________________

                                ______________________________________

                                ______________________________________

                                ______________________________________


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                                    EXHIBIT A
                               TO ESCROW AGREEMENT

Name                                                 Total Shares
Joseph A. Oblas....................................
Peter C. Gonzalez..................................
David Diaz-Infante.................................
Thomas B. Humphreys, Jr............................
Derek S. Humphreys ................................
                                                     -----------
Total..............................................      500,000
                                                     ===========